EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                       State or Other
                                                                       Jurisdiction of           Percentage
Parent                                                                 Incorporation             Ownership
------                                                                 ---------------           ----------
BCSB Bankcorp, Inc.                                                    United States


Subsidiary (1)
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Baltimore County Savings Bank, F.S.B.                                  United States                  100%

BCSB Bankcorp Capital Trust I                                          Delaware                       100%


Subsidiaries of Baltimore County Savings Bank, F.S.B. (1)
---------------------------------------------------------

Baltimore County Service Corp.                                         United States                  100%
Ebenezer Road, Inc.                                                    United States                  100%

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(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.